UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

RM1, 5/F, No. 43 Hung To Road Kwun Tong, Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

+852-54795450

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2026, Inno Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with each of four (4) investors, pursuant to which the Company agreed to offer, in a registered direct offering, 1,332,000 shares of its common stock, at a purchase price of $0.55 per share.

The offering was made pursuant to the Registration Statement on Form S-3 (File No. 333-284054), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 10, 2025, including the Prospectus contained therein and a prospectus supplement dated January 20, 2026 filed with the SEC on the same date.

The closing of the offering occurred on January 21, 2026, in accordance with the terms and conditions set forth in the Securities Purchase Agreement with each investor. Upon closing of the offering, the Company received $732,600 in gross proceeds for the issuance of 1,332,000 shares of the Company’s common stock in aggregate to the four (4) investors. The Company intends to use the proceeds from the offering for general corporate purposes, including working capital.

Pursuant to the Securities Purchase Agreement with each Investor, the closing of the offering with each investor will occur on a trading day on which all of the transaction documents have been executed and delivered by the applicable parties, and all conditions precedent to each investor’s obligation to pay the investment amount and the Company’s obligation to deliver the shares have been satisfied or waived, but in no event later than fifteen (15) trading days following the effective date of the Securities Purchase Agreement, unless the parties otherwise mutually agree.

The Securities Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The foregoing summaries of the Securities Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the copies of such document which is filed as Exhibit 10.1 to this report and are incorporated by reference herein.

After closing of the offering and the completion of share issuance, the Company will have a total of 8,413,224 shares of common stock issued and outstanding, including 7,081,224 shares issued and outstanding immediately prior to the offering and 1,332,000 shares from this offering.

Kirton McConkie, Texas legal counsel to the Company, delivered opinions as to the legality of the issuance and sale of the shares, copies of which are filed as Exhibit 5.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Kirton McConkie
10.1	Form of Securities Purchase Agreement, dated January 16, 2026, by and between Inno Holdings Inc. and certain investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

Date: January 23, 2026	By:	/s/ Ding Wei
	Name:	Ding Wei
	Title:	Chief Executive Officer

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